Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V29612-P01308 WEST BANCORPORATION, INC. 1601 22ND STREET WEST DES MOINES, IA 50266 WEST BANCORPORATION, INC. 2024 Annual Meeting Vote by April 24, 2024 11:59 PM ET. For shares held in a Plan, vote by April 22, 2024 11:59 PM ET. You invested in WEST BANCORPORATION, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 25, 2024. Get informed before you vote View the Notice of Meeting, Proxy Statement, Proxy Card, Annual Report and Form 10-K/A online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 11, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 25, 2024 4:00 PM CDT West Bancorporation, Inc. 3330 Westown Parkway West Des Moines, Iowa 50266

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

	Voting Items	Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Patrick J. Donovan	For
1b.	Lisa J. Elming	For
1c.	Steven K. Gaer	For
1d.	Douglas R. Gulling	For
1e.	Sean P. McMurray	For
1f.	George D. Milligan	For
1g.	David D. Nelson	For
1h.	James W. Noyce	For
1i.	Rosemary Parson	For
1j.	Steven T. Schuler	For
1k.	Therese M. Vaughan	For
1l.	Philip Jason Worth	For
2.	To approve, on a nonbinding basis, the 2023 compensation of the named executive officers disclosed in the proxy statement.	For
3.	To approve, on a nonbinding basis, the frequency (every one, two or three years) of the nonbinding vote to approve the compensation of the named executive officers disclosed in the proxy statement.	1 Year
4.	To approve an amendment to the West Bancorporation, Inc. 2021 Equity Incentive Plan.	For
5.	To ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for 2024.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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V29613-P01308